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                                                                      EXHIBIT 23






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in Federal Express Corporation's previously filed Form S-8 Registration Statement Nos. 2-74000, 2-95720, 33-20138, 33-38041,
33-55055 and 333-03443 and Form S-3 Registration Statement Nos. 333-49411 and 333-80001 of our reports dated June 29, 1999, included in Federal Express Corporation's Form 10-K for the year ended May 31, 1999.

                                                      /s/  ARTHUR ANDERSEN LLP

                                                      Arthur Andersen LLP


Memphis, Tennessee
August 23, 1999